UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2026

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street
Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. (the “Company”) held on June 26, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the American Eagle Outfitters, Inc. 2023 Stock Award and Incentive Plan (the “2023 Plan” and, as amended and restated as of the Annual Meeting, the “A&R Plan”) to, among other things: (i) increase the number of shares available for issuance under the 2023 Plan by 9,680,000 shares; (ii) extend the term of the 2023 Plan from 2033 to 2036; and (iii) increase the limit on awards to non-employee directors from $750,000 to $1,000,000. The A&R Plan also makes certain clarifying and other changes to the terms of the 2023 Plan.

A more complete description of the terms of the A&R Plan can be found in “Proposal Four: Approval of an Amendment and Restatement of the 2023 Stock Award and Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2026 (the “2026 Proxy Statement”), which description is incorporated herein by reference. The foregoing description and the description incorporated by reference from the 2026 Proxy Statement are qualified in their entireties by reference to the full text of the A&R Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of May 1, 2026, the record date for the Annual Meeting, there were a total of 167,524,666 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 151,865,455 shares of Common Stock were represented in person by virtual participation or by proxy, and, therefore, a quorum was present.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.	To elect Jay L. Schottenstein as a Class I director to serve until the Company’s 2029 Annual Meeting of Stockholders (“Proposal 1”);

2.	To ratify the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (“Proposal 2”);

3.	To approve, on an advisory basis, the fiscal 2025 compensation of the Company’s named executive officers (“Proposal 3”); and

4.	To approve an amendment and restatement of the 2023 Plan to increase the number of authorized shares thereunder (“Proposal 4”).

Proposal 1: Votes regarding the election of Jay L. Schottenstein as a Class I director were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Jay L. Schottenstein	121,484,517	18,267,830	41,285	12,071,823

Based on the votes set forth above, Jay L. Schottenstein was duly elected to serve as a Class I director until the Company’s 2029 Annual Meeting of Stockholders. The following persons continue to serve as Class II directors: Janice E. Page, David M. Sable, and Noel J. Spiegel. The following persons continue to serve as Class III directors: Deborah A. Henretta and Cary D. McMillan.

Proposal 2: Votes regarding the ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 were as follows:

For	Against	Abstain	Broker Non-Votes
143,082,504	8,647,896	135,055	—

Based on the votes set forth above, the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 was duly ratified.

Proposal 3: Votes regarding the approval, on an advisory basis, the fiscal 2025 compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
135,053,347	4,601,755	138,530	12,071,823

Based on the votes set forth above, the fiscal 2025 compensation of the Company’s named executive officers was approved on an advisory, non-binding basis.

Proposal 4: Votes regarding the approval of an amendment and restatement of the 2023 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
134,900,287	4,853,755	39,588	12,071,825

Based on the votes set forth above, the amendment and restatement of the 2023 Plan was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	American Eagle Outfitters, Inc. Amended and Restated 2023 Stock Award and Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC. (Registrant)

Date: June 29, 2026	By:	/s/ Beth M. Henke
Beth M. Henke
Executive Vice President and Chief Legal Officer